UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2003

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34801 Campus Drive Fremont, California 94555
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 574-1400

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Protein Design Labs, Inc. (“PDL”) recently received notice that an oral hearing before the Technical Board of Appeal of the European Patent Office in connection with PDL’s first European humanization patent has been scheduled to consider this case in November 2003.  PDL had appealed the European Patent Office’s March 2000 decision to revoke the broad claims of PDL’s first European humanization patent.

This disclosure contains certain forward-looking statements that involve risks and uncertainties which could cause PDL’s actual results to differ materially from those discussed above, including PDL’s ability to successfully appeal the European patent and to enforce its rights under other similar patents. Additional factors that might cause such a difference include, but are not limited to, those discussed in PDL’s Annual Report on Form 10-K for the year ended December 31, 2002, its quarterly report on Form 10-Q for the period ending March 31, 2003, and in other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN DESIGN LABS, INC.

Date: July 7, 2003	By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez
Vice President, Legal, General Counsel and Assistant Secretary